EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 31, 2018

Mammoth Energy Services, Inc. Announces
Third Quarter 2018 Operational and Financial Results

•	Record net income of $69.5 million, or $1.54 per diluted share

•	Deployed infrastructure crews in support of Hurricanes Florence and Michael

•	Entered into an amended and restated 5-year credit facility increasing borrowing base to $185 million - Remains undrawn

•	Declared quarterly dividend of $0.125 per share

OKLAHOMA CITY, OKLAHOMA, October 31, 2018 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three and nine months ended September 30, 2018.

Financial Highlights for the Third Quarter 2018:

Total revenue was $384.0 million for the three months ended September 30, 2018, down 28% sequentially from $533.6 for the three months ended June 30, 2018 and up 157% from $149.3 million for the three months ended September 30, 2017.

Net income for the three months ended September 30, 2018 was $69.5 million, or $1.54 on a fully diluted per share basis, a $26.8 million increase from $42.7 million for the three months ended June 30, 2018 and an improvement of $70.3 million from a net loss of $0.8 million for the three months ended September 30, 2017.

Adjusted EBITDA (as defined and reconciled below) was $183.6 million for the three months ended September 30, 2018, an increase from $148.6 million for the three months ended June 30, 2018 and from $28.0 million for the three months ended September 30, 2017. Excluding the reversal of bad debt provisions of $69.6 million, adjusted EBITDA was $114.0 million for the three months ended September 30, 2018.

Arty Straehla, Mammoth's Chief Executive Officer, stated, "The third quarter marked two full years as a public company and was a record quarter on a net income basis. Over the past two years, we have more than doubled the size of our oil field services business and we have also created a large infrastructure organization that has a bright future that should complement our diversified growth for years to come. While the third quarter was challenging for oil field services, we were pleased with the execution in our infrastructure business. In addition, we finalized our amended and restated $185 million five-year credit facility, which both increases our liquidity and gives us the flexibility to react quickly to identified opportunities. We continue our commitment to a balanced stockholder return through the approval of a regular quarterly dividend to be paid on November 15, 2018."

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $92.4 million on 1,594 stages for the three months ended September 30, 2018, a 9% decrease from $101.4 million on 1,815 stages for the three months ended June 30, 2018 and a 21% increase from $76.7 million on 1,617 stages for the three months ended September 30, 2017.

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $237.1 million for the three months ended September 30, 2018, a 34% decrease from $360.3 million for the three months ended June 30, 2018 and a $223.6 million increase from $13.5 million the three months ended September 30, 2017.

Transmission and distribution crews answered the call for mutual aid following Hurricanes Florence and Michael and were deployed to both the eastern seaboard and the gulf coast. Our crews remain on the gulf coast in support of the destruction caused by Hurricane Michael.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $37.0 million for the three months ended September 30, 2018, a 30% decrease from $52.8 million for the three months ended June 30, 2018 and up 13% from $32.7 million for the three months ended September 30, 2017. The Company sold 598,438 tons of sand during the three months ended September 30, 2018, a 23% decrease from 777,850 during the three months ended June 30, 2018 and a 26% increase from 474,933 during the three months ended September 30, 2017.

During the third quarter of 2018, the Company completed the upgrade of certain equipment at its Piranha facility, which increased Mammoth's total sand processing capacity to approximately 4.4 million tons per year. Due to market conditions, our Muskie facility was temporarily idled during the third quarter of 2018 and we expect this to lower our blended production costs.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling services division contributed revenues (inclusive of inter-segment revenues) of $15.9 million for the three months ended September 30, 2018, a 7% decrease from $17.2 million for the three months ended June 30, 2018 and a 17% increase from $13.6 million for the three months ended September 30, 2017. The average drilling day rate was $17,170, $17,229 and $14,800, respectively, for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017.

Mammoth anticipates that it will operate, on average, four to five rigs throughout 2018.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, water transfer and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $21.5 million for the three months ended September 30, 2018, a 7% increase from $20.2 million for the three months ended June 30, 2018 and a 24% increase from $17.4 million for the three months ended September 30, 2017.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses were a credit of $45.3 million for the three months ended September 30, 2018, compared to $65.1 million for the three months ended June 30, 2018 and $8.0 million for the three months ended September 30, 2017.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Cash expenses:
Compensation and benefits	$14,864	$3,577	$10,978	$33,541	$8,958
Professional services	3,267	1,494	2,981	8,835	5,075
Other(a)	3,701	1,820	3,935	9,243	5,700
Total cash SG&A expense	21,832	6,891	17,894	51,619	19,733
Non-cash expenses:
Bad debt provision(b)	(68,333)	103	28,263	(14,543)	78
Equity based compensation(c)	—	—	17,487	17,487	—
Stock based compensation	1,177	1,028	1,483	3,751	2,648
Total non-cash SG&A expense	(67,156)	1,131	47,233	6,695	2,726
Total SG&A expense	$(45,324)	$8,022	$65,127	$58,314	$22,459

a.	Includes travel-related costs, IT expenses, rent, utilities and other general and administrative-related costs.

b.
During the three months ended September 30, 2018, the Company received payment for amounts previously reserved in 2017. As a result, during the three months ended September 30, 2018, the Company reversed bad debt expense of $16.0 million recognized in 2017 and $53.6 million recognized in the first half of 2018. The Company expects to receive payment for the 2018 amounts once the Company files its 2018 Puerto Rico tax return and pays any taxes due as calculated by the return. The Company expects that the Puerto Rico 2018 tax return will be filed in mid-2019.

c.	Represents compensation expense for non-employee awards, which were issued and are payable by certain affiliates of Wexford (the sponsor level).

SG&A expenses, as a percentage of total revenue, were (12%) for the three months ended September 30, 2018 compared to 12% for the three months ended June 30, 2018 and 5% for the three months ended September 30, 2017. Excluding bad debt and non-employee non-cash equity compensation expenses, SG&A expenses as a percentage of total revenue were 6% for the three months ended September 30, 2018, compared to 4% for the three months ended June 30, 2018 and 5% for the three months ended September 30, 2017.

Liquidity

As of September 30, 2018, Mammoth had cash on hand totaling $19.7 million and no borrowings outstanding under its revolving credit facility. As of September 30, 2018, the Company had approximately $162.5 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.7 million of outstanding letters of credit, resulting in total liquidity of approximately $182.2 million.

On October 19, 2018, Mammoth entered into an amended and restated five-year asset backed revolving credit facility led by PNC Capital Markets with a maximum revolving advance amount at closing of $185 million and the potential to increase the facility by up to an additional $165 million.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
Pressure pumping services(a)	$5,630	$19,581	$8,233	$21,729	$72,983
Infrastructure services(b)	21,737	8,055	40,778	78,293	12,013
Natural sand proppant services(c)	3,145	4,928	6,958	15,803	7,898
Contract and directional drilling services(d)	1,570	2,356	7,083	12,271	8,257
Other(e)	8,663	777	9,959	21,434	1,122
Total capital expenditures	$40,745	$35,697	$73,011	$149,530	$102,273
a.     Capital expenditures primarily for pressure pumping equipment for the periods presented.
b.     Capital expenditures primarily for trucks and other equipment for the periods presented.
c.    Capital expenditures primarily for plant upgrades for the periods presented.

d.	Capital expenditures primarily for upgrades to our rig fleet and real estate purchases for the periods presented.
e.    Capital expenditures primarily for equipment for our rental and crude oil hauling businesses for periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC") on February 28, 2018, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor RE, LLC and South River, LLC (collectively, "Sturgeon"), (2) Stingray Energy Services and (3) Stingray Cementing (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the Unites States of America ("GAAP") to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Thursday, November 1, 2018 at 10:00 a.m. CDT (11:00 am EDT) to discuss its third quarter 2018 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 6888202. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented company serving both the oil and gas and the electric utility industries in North America and US territories. Mammoth's subsidiaries provide a diversified set of drilling and completion services to the exploration and production industry including pressure pumping, coil tubing, natural sand and proppant services as well as trucking, drilling, cementing, water transfer among others. In addition, its infrastructure division provides transmission, distribution and logistics services to various public and private owned utilities throughout the US and Puerto Rico.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; solvency of counterparties to our contracts and their ability to timely pay for our services; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	September 30,	December 31,
	2018	2017
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$19,692	$5,637
Accounts receivable, net	390,824	243,746
Receivables from related parties	25,335	33,788
Inventories	19,185	17,814
Prepaid expenses	10,969	12,552
Other current assets	652	886
Total current assets	466,657	314,423

Property, plant and equipment, net	434,785	351,017
Sand reserves	72,207	74,769
Intangible assets, net - customer relationships	3,021	9,623
Intangible assets, net - trade names	6,134	6,516
Goodwill	98,308	99,811
Deferred income tax asset	—	6,739
Other non-current assets	4,046	4,345
Total assets	$1,085,158	$867,243
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$139,374	$141,306
Payables to related parties	1,402	1,378
Accrued expenses and other current liabilities	42,605	40,895
Income taxes payable	172,000	36,409
Total current liabilities	355,381	219,988

Long-term debt	—	99,900
Deferred income tax liabilities	33,601	34,147
Asset retirement obligation	3,155	2,123
Other liabilities	1,703	3,289
Total liabilities	393,840	359,447

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,755,678 and 44,589,306 issued and outstanding at September 30, 2018 and December 31, 2017, respectively	448	446
Additional paid in capital	529,825	508,010
Retained earnings	164,165	2,001
Accumulated other comprehensive loss	(3,120)	(2,661)
Total equity	691,318	507,796
Total liabilities and equity	$1,085,158	$867,243

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2018	2017	2018	2018	2017
	(in thousands, except per share amounts)
REVENUE
Services revenue	$346,368	$63,113	$455,545	$1,210,572	$119,864
Services revenue - related parties	18,933	56,861	40,611	108,632	134,426
Product revenue	14,955	15,276	27,708	67,703	29,043
Product revenue - related parties	3,787	14,055	9,730	24,979	39,200
Total revenue	384,043	149,305	533,594	1,411,886	322,533

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $27,810, $79,283, $26,898, $24,153 and $57,642, respectively, for the three and nine months ended September 30, 2018, three month ended June 30, 2018 and three and nine months ended September 30, 2017)	216,670	89,346	302,283	809,932	191,911
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three and nine months ended September 30, 2018, three month ended June 30, 2018 and three and nine months ended September 30, 2017)	1,425	9	2,428	5,645	701
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $4,183, $10,376, $3,879, $3,033 and $6,599, respectively, for the three and nine months ended September 30, 2018, three month ended June 30, 2018 and three and nine months ended September 30, 2017)	29,470	25,178	35,117	97,917	57,759
Selling, general and administrative	(45,761)	7,667	64,595	56,916	21,473
Selling, general and administrative - related parties	437	355	532	1,398	986
Depreciation, depletion, amortization and accretion	32,015	27,224	30,795	89,718	64,354
Impairment of long-lived assets	4,582	—	187	4,769	—
Total cost and expenses	238,838	149,779	435,937	1,066,295	337,184
Operating income (loss)	145,205	(474)	97,657	345,591	(14,651)

OTHER (EXPENSE) INCOME
Interest expense, net	(458)	(1,420)	(959)	(2,654)	(2,929)
Bargain purchase gain, net of tax	—	—	—	—	4,012
Other, net	(400)	(320)	(486)	(914)	(707)
Total other (expense) income	(858)	(1,740)	(1,445)	(3,568)	376
Income (loss) before income taxes	144,347	(2,214)	96,212	342,023	(14,275)
Provision (benefit) for income taxes	74,835	(1,413)	53,512	174,265	(7,323)
Net income (loss)	$69,512	$(801)	$42,700	$167,758	$(6,952)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of ($87), $185, $86, $358 and $812, respectively, for the three and nine months ended September 30, 2018, three month ended June 30, 2018 and three and nine months ended September 30, 2017)	327	628	(325)	(459)	1,037
Comprehensive income (loss)	$69,839	$(173)	$42,375	$167,299	$(5,915)

Net income (loss) per share (basic)	$1.55	$(0.02)	$0.95	$3.75	$(0.17)
Net income (loss) per share (diluted)	$1.54	$(0.02)	$0.95	$3.73	$(0.17)
Weighted average number of shares outstanding (basic)	44,756	44,502	44,737	44,718	40,526
Weighted average number of shares outstanding (diluted)	45,082	44,502	45,059	45,012	40,526
Dividends declared per share	$0.125	—	$—	$0.125	—

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended
	September 30,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$167,758	$(6,952)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Equity based compensation	17,487	—
Stock based compensation	4,331	2,648
Depreciation, depletion, accretion and amortization	89,718	64,354
Amortization of coil tubing strings	1,473	2,144
Amortization of debt origination costs	299	299
Bad debt expense	(14,543)	117
(Gain) loss on disposal of property and equipment	(185)	126
Gain on bargain purchase	—	(4,012)
Impairment of long-lived assets	4,769	—
Deferred income taxes	6,418	(8,151)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(132,553)	(37,440)
Receivables from related parties	8,453	(12,081)
Inventories	(2,665)	(7,878)
Prepaid expenses and other assets	1,814	2,644
Accounts payable	(5,179)	30,445
Payables to related parties	24	8
Accrued expenses and other liabilities	(405)	14,393
Income taxes payable	135,578	(28)
Net cash provided by operating activities	282,592	40,636

Cash flows from investing activities:
Purchases of property and equipment	(144,898)	(102,273)
Purchases of property and equipment from related parties	(4,632)	—
Business acquisitions	(14,456)	(42,008)
Proceeds from disposal of property and equipment	1,213	782
Business combination cash acquired	—	2,671
Net cash used in investing activities	(162,773)	(140,828)

Cash flows from financing activities:
Borrowings from lines of credit	77,000	118,850
Repayments of lines of credit	(176,900)	(24,850)
Repayments of equipment financing note	(219)	—
Dividends paid	(5,594)	—
Repayment of acquisition long-term debt	—	(8,851)
Net cash (used in) provided by financing activities	(105,713)	85,149
Effect of foreign exchange rate on cash	(51)	82
Net change in cash and cash equivalents	14,055	(14,961)
Cash and cash equivalents at beginning of period	5,637	29,239
Cash and cash equivalents at end of period	$19,692	$14,278

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,726	$2,300
Cash paid for income taxes	$32,269	$840
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable and accrued expenses	$21,124	$13,648
Acquisition of Sturgeon, Stingray Cementing LLC and Stingray Energy Services LLC	$—	$23,091

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS (unaudited)
(in thousands)

Three months ended September 30, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$91,595	$237,052	$18,742	$15,800	$20,854	$—	$384,043
Intersegment revenues	815	—	18,268	139	671	(19,893)	—
Total revenue	92,410	237,052	37,010	15,939	21,525	(19,893)	384,043
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	54,023	128,267	29,470	14,104	21,701	—	247,565
Intersegment cost of revenues	18,897	37	546	158	245	(19,883)	—
Total cost of revenue	72,920	128,304	30,016	14,262	21,946	(19,883)	247,565
Selling, general and administrative	4,335	(54,200)	1,618	1,362	1,561	—	(45,324)
Depreciation, depletion, amortization and accretion	12,665	6,591	4,184	4,327	4,248	—	32,015
Impairment of long-lived assets	143	—	—	—	4,439	—	4,582
Operating income (loss)	2,347	156,357	1,192	(4,012)	(10,669)	(10)	145,205
Interest expense, net	150	159	37	53	59	—	458
Other expense	2	181	199	(5)	23	—	400
Income (loss) before income taxes	$2,195	$156,017	$956	$(4,060)	$(10,751)	$(10)	$144,347

Three months ended September 30, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$75,705	$13,486	$29,332	$13,644	$17,138	$—	$149,305
Intersegment revenues	950	—	3,401	—	287	(4,638)	—
Total revenue	76,655	13,486	32,733	13,644	17,425	(4,638)	149,305
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	52,961	10,117	25,178	11,598	14,679	—	114,533
Intersegment cost of revenues	3,688	—	905	45	—	(4,638)	—
Total cost of revenue	56,649	10,117	26,083	11,643	14,679	(4,638)	114,533
Selling, general and administrative	2,511	886	1,841	1,374	1,410	—	8,022
Depreciation, depletion, amortization and accretion	13,039	1,039	3,034	5,036	5,076	—	27,224
Operating income (loss)	4,456	1,444	1,775	(4,409)	(3,740)	—	(474)
Interest expense, net	592	68	87	570	103	—	1,420
Other expense	120	10	98	39	53	—	320
Income (loss) before income taxes	$3,744	$1,366	$1,590	$(5,018)	$(3,896)	$—	$(2,214)

Three months ended June 30, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$100,333	$360,250	$37,439	$17,126	$18,446	$—	$533,594
Intersegment revenues	1,073	—	15,406	84	1,721	(18,284)	—
Total revenue	101,406	360,250	52,845	17,210	20,167	(18,284)	533,594
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	61,593	210,189	35,117	15,280	17,649	—	339,828
Intersegment cost of revenues	16,174	754	1,019	(40)	129	(18,036)	—
Total cost of revenue	77,767	210,943	36,136	15,240	17,778	(18,036)	339,828
Selling, general and administrative	20,822	39,786	1,787	1,591	1,141	—	65,127
Depreciation, depletion, amortization and accretion	13,829	4,094	3,881	5,349	3,642	—	30,795
Impairment of long-lived assets	—	—	—	187	—	—	187
Operating income (loss)	(11,012)	105,427	11,041	(5,157)	(2,394)	(248)	97,657
Interest expense, net	341	106	76	265	171	—	959
Other expense	80	330	36	32	8	—	486
Income (loss) before income taxes	$(11,433)	$104,991	$10,929	$(5,454)	$(2,573)	$(248)	$96,212

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS (unaudited)
(in thousands)

Nine months ended September 30, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$288,507	$922,761	$92,684	$48,154	$59,780	$—	$1,411,886
Intersegment revenues	6,447	—	48,186	225	4,807	(59,665)	—
Total revenue	294,954	922,761	140,870	48,379	64,587	(59,665)	1,411,886
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	182,228	532,532	97,917	43,859	56,958	—	913,494
Intersegment cost of revenues	50,473	2,582	5,851	280	479	(59,665)	—
Total cost of revenue	232,701	535,114	103,768	44,139	57,437	(59,665)	913,494
Selling, general and administrative	27,820	17,437	5,049	4,206	3,802	—	58,314
Depreciation, depletion, amortization and accretion	40,480	13,092	10,381	14,031	11,734	—	89,718
Impairment of long-lived assets	143	—	—	187	4,439	—	4,769
Operating income (loss)	(6,190)	357,118	21,672	(14,184)	(12,825)	—	345,591
Interest expense, net	995	341	193	713	412	—	2,654
Other expense	94	513	222	67	18	—	914
Income (loss) before income taxes	$(7,279)	$356,264	$21,257	$(14,964)	$(13,255)	$—	$342,023

Nine months ended September 30, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$166,082	$15,195	$68,244	$36,867	$36,145	$—	$322,533
Intersegment revenues	1,409	—	4,848	—	372	(6,629)	—
Total revenue	167,491	15,195	73,092	36,867	36,517	(6,629)	322,533
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	117,494	11,829	57,760	34,584	28,704	—	250,371
Intersegment cost of revenues	5,220	—	1,359	45	5	(6,629)	—
Total cost of revenue	122,714	11,829	59,119	34,629	28,709	(6,629)	250,371
Selling, general and administrative	6,691	1,241	6,315	4,102	4,110	—	22,459
Depreciation, depletion, amortization and accretion	31,823	1,379	6,603	14,978	9,571	—	64,354
Operating income (loss)	6,263	746	1,055	(16,842)	(5,873)	—	(14,651)
Interest expense, net	1,023	72	573	1,227	34	—	2,929
Bargain purchase gain	—	—	(4,012)	—	—	—	(4,012)
Other expense	127	10	252	263	55	—	707
Income (loss) before income taxes	$5,113	$664	$4,242	$(18,332)	$(5,962)	$—	$(14,275)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, public offering costs, equity based compensation, stock based compensation, bargain purchase gain, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income (loss)	$69,512	$(801)	$42,700	$167,758	$(6,952)
Depreciation, depletion, accretion and amortization expense	32,015	27,224	30,795	89,718	64,354
Impairment of long-lived assets	4,582	—	187	4,769	—
Acquisition related costs	99	264	77	130	2,455
Public offering costs	260	—	731	991	—
Equity based compensation	—	—	17,487	17,487	—
Stock based compensation	1,415	1,028	1,660	4,331	2,648
Bargain purchase gain	—	—	—	—	(4,012)
Interest expense, net	458	1,420	959	2,654	2,929
Other expense, net	400	320	486	914	707
Provision (benefit) for income taxes	74,835	(1,413)	53,512	174,265	(7,323)
Adjusted EBITDA	$183,576	$28,042	$148,594	$463,017	$54,806

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Pressure Pumping Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income	$2,195	$3,744	$(11,433)	$(7,279)	$5,113
Depreciation and amortization expense	12,665	13,039	13,829	40,480	31,823
Impairment of long-lived assets	143	—	—	143	—
Acquisition related costs	6	1	33	39	1
Public offering costs	61	—	202	263	—
Equity based compensation	—	—	17,487	17,487	—
Stock based compensation	400	428	453	1,271	1,202
Interest expense	150	592	341	995	1,023
Other expense, net	2	120	80	94	127
Adjusted EBITDA	$15,622	$17,924	$20,992	$53,493	$39,289

Infrastructure Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income (loss)	$78,405	$1,366	$52,359	$178,064	$664
Depreciation and amortization expense	6,591	1,039	4,094	13,092	1,379
Acquisition related costs	—	48	4	(4)	90
Public offering costs	123	—	360	483	—
Stock based compensation	555	29	606	1,618	29
Interest expense	159	68	106	341	72
Other expense, net	181	10	330	513	10
Provision for income taxes	77,612	—	52,632	178,200	—
Adjusted EBITDA	$163,626	$2,560	$110,491	$372,307	$2,244

Natural Sand Proppant Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net income	$956	$1,566	$10,929	$21,257	$4,209
Depreciation, depletion, accretion and amortization expense	4,184	3,034	3,881	10,381	6,603
Acquisition related costs	—	167	—	(38)	2,121
Public offering costs	49	—	95	144	—
Stock based compensation	211	272	205	602	524
Bargain purchase gain	—	—	—	—	(4,012)
Interest expense	37	87	76	193	573
Other expense, net	199	98	36	222	252
Provision for income taxes	—	24	—	—	33
Adjusted EBITDA	$5,636	$5,248	$15,222	$32,761	$10,303

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Contract Land and Directional Drilling Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net loss	$(4,060)	$(5,018)	$(5,454)	$(14,964)	$(18,332)
Depreciation and amortization expense	4,327	5,036	5,349	14,031	14,978
Impairment of long-lived assets	—	—	187	187	—
Acquisition related costs	—	(16)	—	—	9
Public offering costs	10	—	34	44	—
Stock based compensation	132	138	301	540	430
Interest expense, net	53	570	265	713	1,227
Other expense, net	(5)	39	32	67	263
Adjusted EBITDA	$457	$749	$714	$618	$(1,425)

Other Services(a)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2018	2018	2017
Net (loss) income	$(7,974)	$(2,459)	$(3,453)	$(9,320)	$1,394
Depreciation and amortization expense	4,248	5,076	3,642	11,734	9,571
Impairment of long-lived assets	4,439	—	—	4,439	—
Acquisition related costs	93	65	40	133	236
Public offering costs	17	—	40	57	—
Stock based compensation	117	162	94	300	463
Interest expense, net	59	103	171	412	34
Other expense, net	23	53	8	18	55
Provision (benefit) for income taxes	(2,777)	(1,437)	880	(3,935)	(7,356)
Adjusted EBITDA	$(1,755)	$1,563	$1,422	$3,838	$4,397

(a) Includes results for our coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, water transfer and remote accommodations services and corporate related activities. Our corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Earnings per Share

Adjusted net income and adjusted earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges that may not be indicative of the Company's ongoing operating results, such as equity based compensation, that may not be indicative of the Company's ongoing operating results. Adjusted net income and adjusted earnings per share should not be considered in isolation or as a substitute for net income and earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net income and adjusted earnings per share to the GAAP financial measures of net income and earnings per share for the periods specified.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)
Net income, as reported	$69,512	$(801)	$167,758	$(6,952)
Equity based compensation	—	—	17,487	—
Adjusted net income	$69,512	$(801)	$185,245	$(6,952)

Basic earnings per share, as reported	$1.55	$(0.02)	$3.75	$(0.17)
Equity based compensation	—	—	0.39	—
Adjusted basic earnings per share	$1.55	$(0.02)	$4.14	$(0.17)

Diluted earnings per share, as reported	$1.54	$(0.02)	$3.73	$(0.17)
Equity based compensation	—	—	0.39	—
Adjusted diluted earnings per share	$1.54	$(0.02)	$4.12	$(0.17)